                                                                    EXHIBIT 10p


                                LEASE AGREEMENT

      THIS LEASE AGREEMENT (this "Lease") is made and entered into as of the 8th day of October, 1998, by and between MURRAY INCOME PROPERTIES II, LTD., a Texas limited partnership, ("Landlord"), whose address is 5550 LBJ Freeway, Suite 675, LB #6, Dallas, Texas 75240, and PIERCE LEAHY CORP., a Pennsylvania corporation ("Tenant"), whose address is 631 Park Avenue, King of Prussia, Pennsylvania 19406. Subject to all of the terms, provisions, covenants and conditions of this Lease, and in consideration of the mutual covenants, obligations and agreements contained in this Lease, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

ARTICLE I. BASIC LEASE PROVISIONS.

Base Rental shall mean for each month during the Term (hereinafter defined) the amount per square foot of Floor Area in the Leased Premises set forth below:

                        Period                  Base Rental/Square Foot   Monthly Base Rental
                        ------                  -----------------------   -------------------

         December 1, 2000 - October 31, 2004             $3.00                 $13,500.00
         November 1, 2004 - October 31, 2007             $3.10                 $13,950.00
         November 1, 2007 - October 31, 2009             $3.25                 $14,625.00
         November 1, 2009 - October 31, 2014             $3.50                 $15,750.00

Broker shall mean Murray Realty Investors IX, Inc.

Building shall mean the approximately 172,800 square foot structure situated upon the Site (hereinafter defined), located in the City of Grand Prairie, County of Tarrant, State of Texas, as the same currently exists or as it may from time to time hereafter be expanded or modified. For the purposes of determining Tenant's Share, the floor area of the Building shall be the amount set forth in the preceding sentence.

Commencement Date shall mean December 1, 2000.

Common Area shall mean all areas of the Site designated by Landlord from time to time for the common use of all tenants, including, among other facilities, parking areas, sidewalks, landscaping, curbs, loading areas, private streets and alleys, lighting facilities, hallways, restrooms and other areas and improvements provided by Landlord for the common use of all tenants, all of which shall be subject to the provisions of Section 4.02 of this Lease.

Floor Area shall mean the total number of square feet of floor space in the Leased Premises (hereinafter defined) available for the exclusive use of an occupant, whether or not actually occupied, including basement, subterranean, balcony and mezzanine, measured from exterior facade of exterior walls and center line of demising walls. The Floor Area of the Leased Premises has been calculated on the basis of the foregoing definition, and is stipulated for all purposes to be the number of square feet set forth in Section 2.01 of the Lease, whether the same should be more or less as a result of minor variations resulting from completion of the Leased Premises for occupancy so long as such work is in accordance with this Lease.

Other Lease shall mean that certain Lease Agreement dated as of October 23, 1992 between Landlord and Tenant, as the successor-in-interest to Pierce Family Partnership Ltd. providing for the lease by Landlord to Tenant of 118,800 square feet of Floor Area in the Building.

Project shall mean the Building, together with the Site, the Common Area and all other improvements situated therein or directly benefitting the Building, and all future additional facilities or improvements directly benefitting the Building that may be constructed.

Site shall mean that certain tract of land situated in Tarrant County, Texas and more particularly described on Exhibit A attached hereto and hereby made a part hereof.

Term shall mean one hundred sixty-seven (167) months, commencing on the Commencement Date and ending on October 31, 2014, as the same may be extended pursuant to Section 2.04.

ARTICLE II. Section II.1. Leased Premises. Landlord does hereby lease, demise and let to Tenant and Tenant does hereby lease and take from Landlord those certain premises containing approximately 54,000 square feet of Floor Area in the Building together with the non-exclusive use of all rights, privileges, easements, appurtenances and immunities belonging to or in any way pertaining to said premises (collectively, the "Leased Premises"). The Leased Premises are outlined on Exhibit B attached hereto and hereby made a part hereof. Tenant accepts the Leased Premises and the Project in their "AS IS" "WHERE IS" condition, and Landlord shall have no obligation to furnish, equip or improve the Leased Premises or the Project. By occupying the Leased Premises, Tenant shall be deemed to have accepted the Leased Premises and the Project and to have acknowledged that the Leased Premises and the Project comply fully with Landlord's covenants and obligations.

Section II.2. Term. The Term of this Lease shall begin on the Commencement Date and shall continue in full force and effect for the Term of this Lease unless extended or sooner terminated in accordance with the provisions of this Lease.

Section II.3. Use. Tenant shall use and be permitted to use the Leased Premises solely for the following purposes: general office and warehouse for the storage and management of business records and for no other purpose. Any other use may be done only with Landlord's prior written consent, not to be unreasonably withheld, conditioned or delayed. Tenant, at its sole expense, will comply, and will cause Tenant's Agents (hereinafter defined) to comply, with any and all applicable laws, rules and regulations in any way applicable to Tenant, Tenant's Property (hereinafter defined), the Leased Premises or the Project (collectively, "Legal Requirements" and individually, "Legal Requirement"). Tenant will not (a) use, occupy or permit the use or occupancy of the Leased Premises or the Project for any purpose or in any manner which is not permitted hereunder or which is or may be, directly or indirectly, violative of any Legal Requirement, or dangerous to life or property, or a public or private nuisance, or disruptive or obstructive of any tenant or neighbor of the Leased Premises or the Project; provided, however, Tenant shall be entitled to contest in good faith the alleged violation by Tenant of any Legal Requirement so long as Tenant's contest does not adversely affect the Building or Landlord and any enforcement proceedings against the Building or Landlord have been stayed, (b) keep, or permit to be kept, any substance in or conduct, or permit to be conducted, any operation from the Leased Premises or the Project which might emit offensive or hazardous odors or conditions onto or into the Leased Premises, the Project or the property located outside the Project, (c) cause, commit or permit to remain any waste or damage to the Leased Premises or the Project, or any conditions which adversely impair in Landlord's sole reasonable judgment the value or marketability of the Leased Premises or the Project, (d) install or permit to remain any improvements to the Leased Premises or the Project (other than improvements which have first been approved by Landlord) which are visible from the outside of the Leased Premises or the Project, or adversely affect the mechanical, plumbing or electrical systems of the Building or affect the structural integrity thereof in any way, (e) place any dumpsters or other garbage or trash disposal equipment in the Leased Premises or the Project except those approved by Landlord, or (f) commit, or permit to be committed, any action or circumstance in, upon or about the Leased Premises or the Project which, directly or indirectly, would or might justify any insurance carrier in canceling or increasing the premium on any insurance policy covering the Leased Premises, the Project or the contents thereof, and if any increase so results, Tenant shall pay such increase upon Landlord's demand. Tenant shall comply with, and Tenant shall cause Tenant's Agents to comply with, the current Rules and Regulations of the Building (a copy of which are attached hereto as Exhibit C) as the same may be amended by Landlord from time to time. Landlord will endeavor in good faith to apply the Rules and Regulations uniformly and consistently among all tenants of the Building.

Section II.4. Renewal Option. Provided no default shall remain uncured beyond any applicable grace or cure period at the time the option is exercised, and provided Tenant shall not have assigned this Lease or sublet the Leased Premises, Tenant shall have the right, at the expiration of the initial Term to extend the Term as to the entire Leased Premises for a period of five (5) years ("Renewal Term"). If the option is exercised during a grace or cure period, the exercise shall be of no force or effect if the default is not cured by the expiration of the applicable grace or cure period. Such right to renew shall be exercised by written notice to Landlord at least 180 days prior to the end of the initial Term. During the Renewal Term, the Lease shall continue upon the same terms and conditions as provided herein except for an adjustment in Base Rental as hereinafter provided. During the Renewal Term, Base Rental shall be ninety-five percent (95%) of Market Rent (hereinafter defined). "Market Rent" shall mean the prevailing fair market rental rate for comparable lease space in the area of the Project at the time in question. The Market Rent shall be determined by agreement of the parties; provided, however, if the parties are unable to agree on Market Rent by ninety (90) days prior to commencement of the Renewal Term, within the next fifteen (15) days, each of Landlord and Tenant shall select an independent qualified appraiser and such appraisers shall select a third. The three


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appraisers so selected shall determine the Market Rent for the Leased Premises and shall submit a written report of their determination to both Landlord and Tenant within thirty (30) days after selection. Prior to the commencement of the Renewal Term, Landlord and Tenant shall execute and deliver an agreement evidencing the renewal and establishing the adjusted Base Rental. Tenant's failure to timely exercise its option to extend for the Renewal Term in the manner provided in this Section shall constitute Tenant's waiver of all rights to extend the Term.

Section II.5.  Left Blank Intentionally.

Section II.6.  Left Blank Intentionally.

ARTICLE III. Section III.1. Rent. (a) Tenant agrees to pay the Base Rental to Landlord for each month during the Term of the Lease as herein provided. Base Rental for the first (1st) month of the Term of the Lease shall be due and payable on the Commencement Date, and Base Rental for each and every month thereafter during the Term of the Lease shall be due and payable in advance on the first (1st) day of each month. If the Commencement Date is a day other than the first (1st) day of a calendar month or in the event this Lease terminates on other than the last day of a calendar month, then Base Rental for such month or months shall be prorated and the rental installment or installments so prorated shall be paid in advance. Tenant shall pay any and all sums, other than Base Rental, which Tenant is or becomes obligated to pay to Landlord under this Lease (herein called "Additional Rental") within thirty (30) days after receipt of Landlord's invoice or statement for same which statement shall be accompanied by receipted bills and other detail sufficient to allow verification of amounts reflected on the statement, or, if this Lease provides another time for payment of certain items of Additional Rental, then at such other time.

      (b) Tenant shall pay to Landlord Tenant's Share (hereinafter defined) of Expenses (hereinafter defined) as follows as an item of Additional Rental.

          (i) "Tenant's Share" shall mean that portion of an Expense determined by multiplying the cost of the item by a fraction, the numerator of which is the total Floor Area of the Leased Premises and the denominator of which is the total floor area of the Building. Landlord and Tenant acknowledge that the size of the Project, and the floor area therein, may change from time to time, and Tenant's Share may vary accordingly.

          (ii) "Expenses" shall mean the total in any given calendar year of all expenses, costs and disbursements (but not specific costs billed to specific tenants) of every kind and nature which Landlord shall pay or become obligated to pay because of, or in connection with, ownership, maintenance (other than maintenance of the roof, exterior walls and foundation to the extent Landlord is obligated to maintain such items pursuant to Section 4.01(a)) and operation of the Project, including without limitation, the following: (A) costs of all insurance relating to the Project maintained by Landlord; (B) all real estate taxes, assessments (whether they be general, specific or special), sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes or estate; inheritance, succession or transfer taxes, or any other taxes imposed upon or measured by Landlord's income or profits, unless a rent tax or receipts tax regarding the Leased Premises or the Project is imposed, in which case Tenant shall pay such tax determined as if only the Leased Premises were being taxed exclusive of Landlord's other property), which may now or hereafter be levied or assessed against or relating to the Project; (C) costs of repairs and general maintenance of all Common Areas; and (D) cost of all supplies and materials used in such repair and maintenance. All accounting for Expenses shall be on the accrual basis except for taxes which, notwithstanding any other provision herein to the contrary, shall be computed on the basis of taxes actually paid during the calendar year in question and in accordance with generally accepted accounting principles.

          (iii) Calculation of Tenant's Share of Expenses. Tenant's Share of Expenses shall be determined and paid in the following manner:

          (A) (1) For the calendar year of Landlord in which the Commencement Date occurs (the "First Year"), whether the portion of the Term following the Commencement Date includes the full calendar year or a portion thereof, Tenant's Share of Expenses shall be determined by applying Tenant's Share to an amount equal to the Expenses of the Project, as projected by Landlord for the full calendar year.

              (2) For each calendar year during the Term (whether full calendar year or portion thereof falls within the Term) following the First Year (a "New Year"), Landlord shall provide Tenant a comparison


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

between the Expenses for the year preceding the New Year and the projected Expenses for each New Year. Landlord shall make reasonable efforts to provide such projection prior to, and Tenant shall commence to pay on or effective, the first day of each New Year Tenant's Share of Expenses -- which shall be determined by applying Tenant's Share to an amount equal to Expenses of the Project, as projected by Landlord for the full calendar year.

              (3) Tenant shall pay one-twelfth (1/12th) of Tenant's Share of Expenses, as determined by the provisions in (iii)(A)(1) and (2) above, as applicable, for each month of the Term following the Commencement Date. However, if this Lease commences or terminates at any time other than on the first day of a calendar month, Tenant's Share of Expenses for said commencement or termination month shall be prorated accordingly.

          (B) Landlord shall, within the period of one hundred fifty (150) days (or as soon thereafter as possible) after the close of the First Year and each New Year, provide Tenant a statement for such year showing the projected Expenses, actual Expenses, and the difference between them (the "Difference"). If actual Expenses are greater than those projected for such year, Tenant shall pay as Additional Rental Tenant's Share of the Difference upon Landlord's demand. If such year's projected Expenses are greater than the actual Expenses for such year, Landlord shall credit Tenant's Share of the Difference against the Base Rental next falling due. If this Lease commences or terminates at any time other than the first day of the year, then Tenant's Share of the Difference for such commencement or termination year shall be prorated accordingly.

Section III.2. Payment; Past Due Rate. Base Rental and Additional Rental shall constitute and are sometimes hereinafter collectively referred to as "Rent". Tenant shall pay all Rent and other sums of money as shall become due from and payable by Tenant to Landlord hereunder in lawful money of the United States of America at the times and in the manner provided in this Lease, without demand, deduction, abatement, setoff, counterclaim or prior notice. In the event that Tenant fails to pay any installment of Rent or any other sums due under this Lease by the due date thereof or within any grace period provided for herein, the total amount then due shall bear interest at the lesser of twelve percent (12%) or the maximum nonusurious rate of interest then permitted by the applicable laws of the State of Texas or the United States of America, whichever shall permit the higher nonusurious rate, such interest being in addition to and cumulative of any other rights and remedies which Landlord may have with regard to the failure of Tenant to make any such payments under this Lease.

Section III.3.  Left Blank Intentionally.

ARTICLE IV. Section IV.1. Maintenance. (a) Landlord's Maintenance. Landlord shall maintain at its sole cost and expense the roof, structural soundness of the exterior walls and foundation of the Leased Premises in operable repair and condition, reasonable wear and tear and damage by any casualty pursuant to
Section 6.03 of this Lease excepted. Tenant shall immediately give Landlord written notice of defects or repairs of items required to be maintained by Landlord under this Article IV, after which Landlord shall, with reasonable promptness, commence and complete the necessary repairs. If Landlord has not completed the repairs within thirty (30) days after notice from Tenant, or if the nature of the repair is such that it cannot reasonably be completed in thirty (30) days, unless Landlord has within such thirty-day period commenced the repair and is diligently pursuing the same to completion, Tenant may, at its option, undertake the repairs itself. In that event, Landlord shall reimburse Tenant for the reasonable cost of such repairs within thirty (30) days after receipt of a statement therefor accompanied by receipted bills and other detail sufficient to allow verification of amounts reflected on the statement. If Landlord fails to make such payment within the thirty-day period, the amount due Tenant shall bear interest at twelve percent (12%) per annum. Notwithstanding the foregoing, if in Tenant's reasonable judgment, a bona fide emergency exists, if Landlord has not made the necessary repairs within 72 hours after written notice from Tenant, Tenant may, at its option, undertake such repairs and recover the reasonable cost thereof as hereinabove provided. Landlord shall not be liable to Tenant for any damage to Tenant's Property in the Leased Premises or Project; provided, however, if by reason of Landlord's failure to repair and maintain the Leased Premises as provided in this Section 4.01(a), there is a material interference with the ordinary conduct of Tenant's business, Tenant shall be entitled to a fair and equitable diminution of the Base Rental payable hereunder, based on the extent and nature of the interference and the portion of the Leased Premises so affected. The period of the diminution shall continue until the interference has been substantially removed. Unless otherwise expressly provided in this Lease, Landlord shall not be required to maintain, or make any repairs to, the Leased Premises. Subject to the provisions of Section 3.01(b) hereof, Landlord shall also maintain all landscaping, exterior lighting, concrete and paving including driveway and parking area surfaces (subject, however, to the limitations of Section 4.01(b) of this Lease), pedestrian walks and other Common Area.


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

      (b) Tenant's Maintenance. Tenant shall, at its sole expense, keep all other parts of the Leased Premises in good condition, order and repair, clean, sanitary and safe, including, without limitation, the following items: all glass, including windows of glass or plate glass, window mullions and gaskets, doors and attached hardware, office entries, special store fronts, interior walls, interior ceilings, cabinets, millwork, paneling and other finish work, floors and floor coverings, plumbing fixtures and sanitary sewers between Tenant's plumbing fixtures and the main Project sanitary sewers, electrical facilities and electrical fixtures, and all other equipment, fixtures and Trade Fixtures (hereinafter defined), and shall paint the interior of the Leased Premises when necessary in order to maintain at all times a clean and sightly appearance. Tenant shall also maintain on a regular basis the heating, ventilating and cooling equipment serving the Leased Premises, and repair the same as necessary. Tenant shall repair and replace, subject to Landlord's direction and supervision, any damage to the Leased Premises or the Project caused by Tenant or any of Tenant's Agents. If Tenant refuses or neglects to make repairs and/or maintain the Leased Premises, or any part thereof, in a manner reasonably satisfactory to Landlord, Landlord shall have the right (but not the obligation), upon giving Tenant ten days' prior written notice of its election to do so, to make such repairs or replacements or perform such maintenance on behalf of and for the account of Tenant. Such cost shall be payable to Landlord by Tenant on demand as Additional Rental. The obligation to repair shall include the obligation to replace when necessary. All contractors, workmen, artisans and other persons which or who Tenant proposes to retain to perform work in the Leased Premises pursuant to this Section 4.01 shall be approved by Landlord prior to the commencement of any such work. Tenant is also obligated to perform, at Tenant's own cost and expense and risk, all other maintenance and repairs necessary or appropriate to cause the Leased Premises to be suitable for Tenant's intended commercial purpose.

      (c) Occupancy of Leased Premises. Tenant shall throughout the Term of this Lease, at its own expense, maintain the Leased Premises and all improvements thereon and shall deliver up the Leased Premises in a clean and sanitary condition at the expiration or termination of this Lease or the termination of Tenant's right to occupy the Leased Premises, in good repair and condition, reasonable wear and tear excepted, subject to the provisions of
Article VI. Upon the expiration or termination of this Lease or the termination of Tenant's right to occupy the Leased Premises, Tenant shall surrender all keys for the Leased Premises to Landlord at the place then fixed for the payment of Rent and Landlord shall have the right to reenter and resume possession of the Leased Premises. No act done by Landlord or any of Landlord's Agents (hereinafter defined) during the Term of the Lease shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept a surrender of the Leased Premises shall be valid unless the same be made in writing and executed by Landlord. Tenant shall notify Landlord at least fifteen
(15) days prior to vacating the Leased Premises and shall arrange to meet with Landlord for a joint inspection of the Leased Premises. If Tenant fails to give such notice or to arrange for such inspection, then Landlord's inspection of the Leased Premises shall be deemed correct for the purpose of determining Tenant's responsibility for repair of the Leased Premises.

Section IV.2. Common Area. The Common Area shall be subject to Landlord's sole management and control and shall be operated and maintained in such manner as Landlord, in its discretion, shall determine. Landlord reserves the right to change from time to time the dimensions and location of the Common Area as well as the location, dimensions, identity and type of any building and to construct additional buildings or additional stories on existing buildings or other improvements in the Project, and to eliminate buildings. Tenant and Tenant's Agents shall have the nonexclusive right and license to use the Common Area as constituted from time to time, such use to be in common with Landlord, other tenants of the Project and other persons permitted by Landlord to use the Common Area. Landlord may from time to time designate specific areas within the Project or in reasonable proximity thereto in which automobiles owned by Tenant and Tenant's Agents shall be parked. Tenant and Tenant's Agents shall not, without the prior written consent of Landlord, solicit business or display merchandise within the Common Area, or distribute handbills therein, or take any action which would interfere with the rights of other persons to use the Common Area. Landlord may temporarily close any part of the Common Area as may be necessary to prevent the public from obtaining prescriptive rights or to make repairs or alterations.

Section IV.3. Light, Air and View. Neither the diminution nor the shutting off of any light, air or view nor any other effect on the Leased Premises by any structure or condition now or hereafter existing on property adjacent to the Leased Premises or the Project shall affect this Lease, abate Rent or otherwise impose any liability on Landlord.

Section IV.4. Entry. Tenant shall permit Landlord and Landlord's Agents (hereinafter defined) to enter into and upon the Leased Premises at all reasonable times for the purposes of inspecting the same or showing the


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same to prospective purchasers, or for the purpose of maintaining or making repairs and the Rent shall in no way abate while such inspections, repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant; provided, however, that Landlord shall make reasonable efforts not to interfere with the normal business operations of Tenant. During the period that is six (6) months prior to the end of the Term hereof (unless Tenant has exercised its option to renew) and at any time Tenant is in default, Landlord or Landlord's Agents may enter the Leased Premises during reasonable times for the purpose of showing the Leased Premises. Landlord acknowledges that the business conducted by Tenant and to be conducted by Tenant on the Leased Premises consists of retention, maintenance and storage of records of third parties, which requires that their access be restricted so as to maintain the confidentiality thereof. In exercising its right to enter into and upon the Leased Premises, Landlord shall observe such procedures and safeguards as Tenant may reasonably impose to protect the confidentiality of the business records stored in the Leased Premises, provided, in the case of an emergency, Landlord may take such action as may be reasonably necessary to protect the Leased Premises. In the event of a default by Tenant under and pursuant to this Lease, Tenant, or the third parties whose records are stored and maintained by Tenant on the Premises, shall have thirty (30) days from the retaking of possession by Landlord in which to remove such records from the Premises without interference from Landlord. In no event shall any Landlord type lien, security interest or encumbrance attach in any manner to any of such third party records.

Section IV.5. Waste and Environmental Compliance. Tenant covenants and agrees to comply strictly and in all respects and to cause Tenant's Agents to comply strictly and in all respects with the requirements of any applicable law, statute, ordinance, permit, decree, guideline, rule, regulation or order pertaining to health or the environment (hereinafter sometimes collectively called "Applicable Environmental Laws"), including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Texas Water Code, the Texas Solid Waste Disposal Act and regulations promulgated under any of the preceding statutes, as each of the foregoing may be amended from time to time. Tenant shall not cause or permit any Hazardous Materials (hereinafter defined) to be brought to or generated, treated, stored, used, installed or disposed in, on, under or about the Leased Premises or the Project. Tenant represents, warrants, covenants and agrees that Tenant and Tenant's Agents are not and will not become involved in operations at the Leased Premises, the Project which could lead to the imposition on Landlord or any of Landlord's Related Parties (hereinafter defined) of liability under any of the Applicable Environmental Laws. As additional consideration for Landlord's entering into this Lease, Tenant does hereby for itself and its heirs, legal representatives, successors and assigns, agree to and hereby does expressly (a) assume and accept any and all liability and risks involved or related to the presence on the Project of any and all Hazardous Materials introduced by Tenant, (b) indemnify, defend and hold harmless Landlord and Landlord's Related Parties against and from any and all actions, causes of action, claims, demands, liabilities, losses, damages and expenses of whatsoever kind, including, but not limited to, attorneys' fees, that any or all of Landlord or any of Landlord's Related Parties may at any time sustain or incur by reason of any and all claims asserted against any of them to the extent that such claims arise out of or are based upon the breach of any of the agreements of Tenant under this Section 4.05 or based upon any Hazardous Materials being brought or allowed to be brought to or from the Project by Tenant or any of Tenant's Agents. The covenants and agreements of Tenant under this Section 4.05 shall survive the expiration or termination of this Lease. As used in this Lease, the term "Hazardous Materials" means any flammables, explosives, radioactive materials, asbestos-containing materials, solid wastes that pose imminent and substantial endangerment to health or the environment, formaldehyde, radon gas, lead, petroleum products or wastes, polychlorinated biphenyls and other hazardous waste, toxic substances or other potentially health affecting substances, including without limitation substances defined as "hazardous substances," "hazardous materials," "toxic substances," "hazardous waste," "extremely hazardous substance," "regulated substance," "contaminant" or "Class I" or "Class II" waste in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Hazardous Materials Transportation Act, the Resources Conservation and Recovery Act, the Texas Water Code, the Texas Solid Waste Disposal Act, and regulations promulgated under any of the preceding statutes, as each of the foregoing may be amended from time to time.

ARTICLE V. Section V.1. Utilities. (a) Services. Landlord agrees to cause to be provided the necessary mains, conduits and other facilities necessary to supply water, electricity, gas, telephone, and sewer service (sometimes collectively referred to in this Section 5.01 as the "services") to the Leased Premises to the extent and in such manner as is deemed by Landlord to be adequate for the use and occupancy of the Building.

      (b) Payment of Impositions. Tenant shall pay all charges for gas, electricity and water used in its operations in the Leased Premises, and all connection charges and sewer charges attributable thereto. Tenant shall pay suppliers directly for those utilities which are separately metered by the supplier thereof. Tenant


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shall pay Landlord for utilities which are not paid directly to the supplier thereof and charges for such utilities shall be calculated by Landlord in accordance with Section 3.01(b) hereof.

      (c) Personal Property Taxes. Tenant shall pay all ad valorem and other taxes, assessments or charges levied upon or applicable to any of Tenant's Property and all fees or charges imposed on the business conducted by Tenant on the Leased Premises before such items become delinquent. If Landlord shall be required to pay a higher tax with respect to the Leased Premises as a result of Tenant's leasehold improvements, then Tenant shall pay to Landlord, upon demand, the amount of the increase in such tax.

      (d) No Liability. No interruption, cessation or malfunction of any services from any cause of any kind which is beyond the reasonable control of Landlord, shall constitute an eviction or disturbance of Tenant's use and possession of the Leased Premises or a breach by Landlord of any of its obligations under this Lease or render Landlord liable for any damages to either person or property (including, without limitation, consequential or special damages) or entitle Tenant to be relieved from any of its obligations under this Lease (including the obligation to pay Rent) or grant Tenant any right of setoff, counterclaim, abatement or recoupment. In the event of any such interruption of any such services, Landlord shall use reasonable diligence to restore such service.

Section V.2. Liens. Tenant shall not permit any mechanic's lien or any other liens, claims or charges to be placed on the Leased Premises, on the Project, on the improvements thereon, on Landlord's interest therein, or upon Tenant's leasehold interest therein, during the Term of this Lease, and in the event of the filing of any such lien, encumbrance, claim or charge, Tenant shall promptly have same removed. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of labor performed or materials furnished in connection with any work performed on the Leased Premises and that it will save and hold Landlord harmless from and defend Landlord against any and all loss, cost or expense based on or arising out of any such asserted claims, liens or charges. Tenant agrees to give Landlord immediate written notice of the placing of any lien, charge, claim or encumbrance against the Leased Premises.

Section V.3. Indemnification. As additional consideration for Landlord entering into this Lease, Tenant does hereby for itself and its heirs, legal representatives, successors and assigns, agree to and hereby does expressly indemnify, defend and hold harmless Landlord, and Landlord's manager of the Project and Landlord's and such manager's agents, principals, employees, heirs, legal representatives, successors, assigns, affiliates, officers, directors, shareholders, partners, venturers, trustees and representatives (collectively, "Landlord's Related Parties"), against and from any and all claims, actions, causes of action, demands, losses, assessments, suits, damages, liability, costs and expenses of whatever kind (including without limitation attorneys' fees), that Landlord or any of Landlord's Related Parties may at any time sustain or incur by reason of any and all claims asserted against any of them to the extent that such claims arise out of or are based upon (a) any breach of any of the agreements of Tenant under this Lease, (b) any occurrence in, upon or about the Leased Premises or the Project caused by the sole, contributory, partial, joint, comparative or concurrent negligence of Tenant or Tenant's respective employees, agents, officers, directors, shareholders, partners, trustees, representatives, customers, guests, invitees, licensees, subtenants, concessionaires, contractors, servants, vendors, materialmen, suppliers, heirs, legal representatives, successors, assigns or any other person entering the Project under express or implied invitation of Tenant, claiming by, through or under Tenant or who may occupy or use the Leased Premises (collectively, "Tenant's Agents"), (c) the conduct of management of any work done by Tenant or any of Tenant's Agents in, upon or about the Leased Premises or the Project,
(d) any occurrence in, upon or about the Leased Premises or the Project occasioned wholly or in part by any act, omission or neglect claimed to have been caused by Tenant or any of Tenant's Agents, or (e) any occurrence occasioned by the violation of any law, statute, permit, order, decree, guideline, rule, regulation or ordinance (including without limitation any Legal Requirements) by Tenant or any of Tenant's Agents. In any case in which Tenant has agreed to indemnify Landlord, Landlord's Related Parties or any other person, such indemnity shall be deemed to include an obligation on the part of Tenant to appear on behalf of the indemnified party in any and all proceedings involving a claim or cause of action covered by such indemnity and to defend the indemnified party against such claim or cause of action, all at Tenant's cost; provided, however, at the option of any party indemnified hereunder, such party shall have the right to appear on its own behalf, employ its own legal counsel and defend any claim or cause of action indemnified in this Section 5.03, all at Tenant's cost. The provisions of this Section 5.03 shall survive the termination or expiration of this Lease.

Section V.4. Alterations. Tenant shall not make any alterations, improvements, modifications or additions to the Leased Premises or the Project without prior written consent of Landlord. Any and all furnishing, equipping and improving of or other alteration and addition to the Leased Premises shall be: (a) made at Tenant's sole cost, risk and expense; (b) performed in a prompt, good and workmanlike manner with labor


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

and materials of such quality as Landlord may reasonably require; (c) constructed in accordance with all plans and specifications approved in writing by Landlord prior to the commencement of any such work; (d) prosecuted diligently and continuously to completion so as to minimize interference with the normal business operations of other tenants in the Building; and (e) performed by contractors approved in writing by Landlord. Any and all alterations, improvements and additions (other than Trade Fixtures) to the Leased Premises shall at once become the property of Landlord. Tenant shall have no (and hereby waives all) rights to payment or compensation for any such item.

Section V.5. Trade Fixtures. "Trade Fixtures" shall mean any and all items of property placed by Tenant in the Leased Premises and used by Tenant in, upon or about the Leased Premises for the carrying on of its business and which may or may not be annexed to the realty by the Tenant, but in any event can be removed without material injury to the Leased Premises, including but not limited to signs, furniture, equipment, shelves, steel storage racking, telecommunication equipment, computer systems, bins and machinery; provided, however, that the term Trade Fixtures shall not include any permanent leasehold improvements, including but not limited to any floor, wall or ceiling coverings, any interior walls or partitions, any lighting fixtures, track lights or any property which is a part of or associated with any electrical, plumbing or mechanical system, notwithstanding that the same may have been installed in, upon or about the Leased Premises. Notwithstanding anything in this Article V to the contrary, Tenant, at its own cost and expense, may erect such Trade Fixtures on the Leased Premises as it desires provided that (a) such Trade Fixtures do not alter the basic character of the Leased Premises, (b) such Trade Fixtures do not overload or damage the Leased Premises, (c) such items may be removed without injury to the Leased Premises, and (d) the construction, erection or installation thereof complies with all Legal Requirements and with Landlord's specifications and requirements. Tenant shall have the right to remove at the termination or expiration of this Lease such Trade Fixtures owned by Tenant and so installed (other than replacements for any such items originally installed by Landlord), provided Tenant is not in default under this Lease and such removal is made within five (5) days after the termination or expiration of this Lease; provided, however, Tenant shall repair any damage caused by such removal and restore the Leased Premises to its original condition, reasonable wear and tear excepted, subject to the provisions of Article VI.

Section V.6. Removal. Any alterations, improvements, modifications, additions or fixtures made, installed or attached by either Landlord or Tenant to, in or on the Leased Premises (other than as provided in Section 5.05 hereof) shall become the property of Landlord and shall, at Landlord's election, be (a) surrendered with the Leased Premises at the termination or expiration of this Lease without any payment or reimbursement therefor, or (b) promptly removed by Tenant at Tenant's expense, and Tenant shall repair any damage caused by such removal and restore the Leased Premises to its original condition, reasonable wear and tear excepted.

ARTICLE VI. Section VI.1. Condemnation. (a) Total Taking. In the event of a taking or damage related to the exercise of the power of eminent domain, by any authority, corporation or entity empowered to condemn property (including without limitation a voluntary conveyance by Landlord in lieu of such taking or condemnation) (individually, a "Taking") of (i) the entire Leased Premises,
(ii) so much of the Leased Premises as to prevent or substantially impair its use by Tenant during the Term of this Lease or (iii) portions of the Building or Project required for reasonable access to, or reasonable use of, the Leased Premises (individually, a "Total Taking"), the rights of Tenant under this Lease shall cease and terminate as of the date upon which title to the property taken passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor ("Date of Taking").

      (b) Partial Taking. In the event of a Taking of only a part of this Leased Premises or of a part of the Project which does not constitute a Total Taking during the Term of the Lease (individually, a "Partial Taking"), the rights of Tenant under this Lease and the leasehold estate of Tenant in and to the portion of the property taken shall cease and terminate as of the Date of Taking, and an adjustment to the Rent shall be made based upon the reduced value of the Leased Premises.

      (c) Termination by Landlord. In the event of a Taking of a portion of the Building or Project (other than the Leased Premises), and in Landlord's reasonable opinion, the Building or Project should be restored in a manner that materially alters the Leased Premises, Landlord may terminate this Lease by giving notice to Tenant within sixty (60) days following the date title vests in the condemnor. This Lease shall terminate on the date specified in the termination notice, which date shall be at least thirty (30) days but not more than ninety (90) days after the date such notice is given.

      (d) Rent Adjustment. If this Lease is terminated pursuant to this Section 6.01, Landlord shall refund to Tenant any prepaid unaccrued Rent and any other sums due and owing to Tenant (less any sums then due and owing Landlord by Tenant), and Tenant shall pay to Landlord any remaining sums due and owing Landlord under this Lease, each prorated as of the Date of Taking where applicable.

      (e) Repair. If this Lease is not terminated as provided for in this
Section 6.01, then Landlord at its expense shall promptly repair and restore the Project, Building and/or the Leased Premises to approximately the same condition that existed at the time Tenant entered into possession of the Leased Premises, wear and tear excepted (and Landlord shall have no obligation to repair or restore Tenant's improvements to the Leased Premises or Tenant's Property), except for the part taken, to render the Building or Project a complete architectural unit, but only to the extent of the condemnation award received by Landlord for the damage.

      (f) Awards and Damages. Landlord reserves all rights to damages paid because of any Partial or Total Taking of the Leased Premises or the Project. Tenant assigns to Landlord any right Tenant may have to the damages or award. Further, Tenant shall not make claims against Landlord or the condemning authority for damages. Notwithstanding, Tenant may claim and recover from the condemning authority a separate award for Tenant's moving expenses, business dislocation damages, Tenant's Property and any other award that would not reduce the award payable to Landlord.

Section VI.2. Force Majeure. Neither Landlord nor Tenant shall be required to perform any term of this Lease (other than the obligations of Tenant to pay Rent as provided herein) so long as such performance is delayed or prevented by "Force Majeure", which shall mean acts of God, strikes, injunctions, lockouts, material or labor restrictions by any governmental authority, civil riots, floods, fire, theft, public enemy, insurrection, war, court order, requisition or order of governmental body or authority, and any other cause not reasonably within the control of Landlord or Tenant and which by the exercise of due diligence Landlord or Tenant is unable, wholly or in part, to prevent or overcome. Neither Landlord nor any mortgagee shall be liable or responsible to Tenant for any loss or damage to any property or person occasioned by any Force Majeure, or for any damage or inconvenience which may arise through repair or alteration of any part of the Project as a result of any Force Majeure.

Section VI.3. Fire or Other Casualty. (a) Damage. If any portion of the Leased Premises shall be destroyed or damaged by fire or any other casualty, Tenant shall immediately give notice thereof to Landlord. If any portion of the Leased Premises or Project shall be destroyed or damaged by fire or any other casualty then, at the option of Landlord, (i) Landlord may restore and repair the portion of the Leased Premises or Project damaged and, if the Leased Premises are rendered untenantable in whole or in part by reason of such casualty as determined by Landlord, Tenant shall be entitled to a fair diminution of the Rent (subject to the limitations in Section 6.03(c) below) hereunder until such time as the Leased Premises (exclusive of any of Tenant's Property or Tenant's improvements) are made tenantable by repair or restoration as determined by an architect's certificate or issuance of a certificate of occupancy or (ii) Landlord may terminate this Lease whereupon all Rent accrued up to the time of such termination and any other sums due and owing shall be paid by Tenant to Landlord (less any sums then due and owing Tenant by Landlord) and any remaining sums due and owing by Landlord to Tenant shall be paid to Tenant. In no event shall Landlord have any obligation to repair or restore any such destruction or damage.

      (b) Repair. Landlord shall give Tenant written notice of its decisions, estimates or elections under this Section 6.03 within forty-five (45) days after any such damage or destruction; should Landlord fail to timely give such written notice, Tenant may, by written notice to Landlord terminate this Lease. If Landlord has elected to repair and restore the Leased Premises or other portion of the Project, this Lease shall continue in full force and effect, and the repairs will be made within a reasonable time thereafter (not to exceed one hundred eighty (180) days following the casualty) subject to the provisions of
Section 6.02 of this Lease; provided, however, if at the time repair and restoration has commenced, Landlord has delivered to Tenant an independent architect's certificate to the effect that repair and restoration will require longer than 180 days, then the period for repair and restoration shall be the period so certified by the architect up to but not exceeding 270 days following the casualty. Should the repairs not be completed within that period, both Landlord and Tenant shall each have the option of terminating this Lease by written letter of termination. If this Lease is terminated pursuant to Section
6.03 (a) or (b), Tenant shall be entitled to a fair and equitable diminution of Base Rental from the date of casualty to the date of termination based on the extent and nature of the damage, and Landlord shall refund to Tenant any prepaid Rent (unaccrued as of the date of damage or destruction) and any other sums due and owing by Landlord to Tenant (less any sums then due and owing Landlord by Tenant) and any remaining sums due and owing by Tenant to Landlord shall be paid to Landlord. If Landlord has elected to repair and reconstruct the Leased Premises or other portion of the Project to the extent stated above, the Term will be extended for a time equal to the period of such repair and reconstruction. If Landlord elects to rebuild the Leased Premises or other portion of the Project, Landlord shall (i) only be obligated to restore or rebuild the Leased Premises or other portion of the Project to approximately the same condition as existed at the time Tenant entered into possession of the Leased Premises, wear and tear excepted and (ii) not be required to rebuild, repair or replace any part of Tenant's Property or Tenant's improvements. Notwithstanding anything contained in this Lease to the contrary, if Landlord shall elect to repair and restore the Leased Premises or other portion of the Project pursuant to this Section 6.03, in no event shall Landlord be required to expend under this Article VI any amount in excess of the proceeds actually received from the insurance carried by Landlord pursuant to Section 6.04 of this Lease. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or destruction or the disregard of the repair thereof.

      (c) Negligence of Tenant. Notwithstanding the provisions of Sections 6.03(a) and 6.03(b) of this Lease, if the Leased Premises, the Project or any portion thereof, are damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant's Agents, the Rent under this Lease will not be diminished during the repair of that damage (except to the extent covered by insurance proceeds of any rent interruption insurance maintained by the Landlord) and Tenant will be liable to Landlord for the cost and expense of the repair and restoration of the Leased Premises, the Project or any part thereof, caused thereby to the extent that cost and expense is not covered by insurance proceeds (including without limitation the amount of any insurance deductible).

Section VI.4. Insurance. (a) Landlord shall maintain, or cause to be maintained, at all times during Term of this Lease standard fire and extended coverage insurance on the Project (excluding leasehold improvements by Tenant and Tenant's Property) in amounts representing at least eighty percent (80%) of the replacement value of the Building and improvements (excluding leasehold improvements by Tenant). Said insurance shall be maintained with an insurance company authorized to do business in Texas, in amounts desired by Landlord with the same to be included in the expenses of the Project.

      (b) Tenant shall, at its sole cost and expense, procure and maintain during the Term of this Lease comprehensive general liability insurance (including personal injury liability, premises/operation, property damage, independent contractors and broad form contractual in support of the indemnifications of Landlord by Tenant under this Lease) in amounts of not less than a combined single limit of $1,000,000, business interruption insurance, contractual liability insurance, property insurance with respect to Tenant's Property, leasehold improvements, alterations and additions written on an "all risk" basis for full replacement cost, worker's compensation and employer's liability insurance and comprehensive catastrophe liability insurance, all maintained with companies, on forms and in such amounts as Landlord may, from time to time, reasonably require and endorsed to include Landlord as an additional insured, with the premiums being fully paid on or before the due dates. In the event that Tenant fails to take out or maintain any policy required by this Section 6.04 to be maintained by Tenant, such failure shall be a defense to any claim asserted by Tenant against Landlord by reason of any loss sustained by Tenant that would have been covered by such policy, notwithstanding that such loss may have been proximately caused solely or partially by the negligence or willful misconduct of Landlord or any of Landlord's Related Parties. If Tenant does not procure insurance as required, Landlord may, upon advance written notice to Tenant, cause this insurance to be issued and Tenant shall pay to Landlord the premium for such insurance within ten (10) days of Landlord's demand, plus interest at the past due rate provided for in Section 3.02 of this Lease until repaid by Tenant. All policies of insurance required to be maintained by Tenant shall specifically provide that Landlord shall be given at least ten (10) days' prior written notice of any cancellation or nonrenewal of any such policy. A duplicate original or a certificate evidencing the existence of each such policy shall be deposited with Landlord by Tenant on or before the Commencement Date, and a duplicate original or certificate of each subsequent policy shall be deposited with Landlord at least ten (10) days prior to the expiration of the preceding such policy. All insurance policies obtained by Tenant shall be written as primary policies (primary over any insurance carried by Landlord), not contributing with and not in excess of coverage which Landlord may carry, if any.

Section VI.5. Waiver of Subrogation Rights. Each party hereto waives all rights of recovery, claims, actions or causes of actions arising in any manner in its (the "Injured Party's") favor and against the other party for loss or damage to the Injured Party's property located within or constituting a part or all of the Project, to the extent the loss or damage is covered by: (i) the Injured Party's insurance; or (ii) the insurance the Injured Party is required to carry under this Lease, whichever is greater, regardless of the cause or origin, including the sole, contributory, partial, joint, comparative or concurrent negligence of the other party. This waiver also applies to each party's directors, officers, employees, shareholders, partners, representatives and agents. All insurance carried by either Landlord or Tenant covering the losses and damages described in this Section 6.05 shall provide for a waiver of rights of subrogation by the Injured Party's insurance carrier against the other party, to the maximum extent that the same is permitted under the laws and regulations governing the writing of insurance within the State of Texas. Both parties hereto are obligated to obtain such a waiver and provide evidence to the other party of such waiver. The waiver set forth in this Section 6.05 shall be in addition to, and not in substitution for, any other waivers, indemnities or exclusions of liability set forth in this Lease.

ARTICLE VII. Section VII.1. Waiver of Landlord's Lien. Landlord hereby waives any and all right which Landlord may have by virtue of this Lease, Tenant's occupancy of the Leased Premises, or under and pursuant to or by virtue of the application of any law, to assert a lien or security interest as against any goods, wares, equipment, fixtures, furniture, files, improvements or other personal property of Tenant presently or which may hereinafter be situated and located in the Leased Premises, and Landlord further agrees to execute and deliver an instrument providing for the waiver of such rights to the extent requested by a financial institution involved in making a credit accommodation(s) to Tenant.

Section VII.2. Default by Tenant. The occurrence of any one or more of the following events shall constitute a default by Tenant under this Lease:

      (a) Tenant shall fail to perform, observe or comply with any of the terms, provisions, agreements, covenants or conditions of this Lease or any guaranty now or hereafter executed relating to this Lease (other than the failure specified in Section 7.02(b) hereof), such failure continuing for twenty (20) days after written notice from Landlord to Tenant of such failure or if the nature of the default is such that it cannot reasonably be cured or remedied within twenty (20) days, then so long as Tenant has commenced the cure or remedy, the cure period shall be extended for such reasonable period, up to but not exceeding an additional twenty-five (25) days, as may be necessary to complete the cure or remedy; provided, however, that Landlord shall not be required to provide such notice (x) with respect to any default which is by its nature incurable, or (y) with respect to any nonmonetary default (or substantially similar nonmonetary default), be obligated to provide such written notice more than two (2) times during the Term, the third such default not requiring such notice by Landlord;

      (b) Tenant shall fail to pay to Landlord any Rent or any other monetary charge due from Tenant hereunder as and when due and payable and such failure shall continue for a period of ten (10) days after the due date;

      (c) A Transfer (hereinafter defined) shall occur of all or a part of (i) this Lease or (ii) the Leased Premises, without the prior written approval of Landlord;

      (d) The interest of Tenant under this Lease shall be levied on under execution or other legal process and the same has not been stayed or removed within thirty (30) days;

      (e) Any petition in bankruptcy or other insolvency proceedings shall be filed by or against Tenant, or any petition shall be filed or other action taken to declare Tenant a bankrupt or to delay, reduce or modify Tenant's debts or obligations or to reorganize or modify Tenant's capital structure or indebtedness or to appoint a trustee, receiver or liquidator of Tenant or of any property of Tenant, or any proceeding or other action shall be commenced or taken by any governmental authority for the dissolution or liquidation of Tenant and in the case of any involuntary proceeding commenced against Tenant, the same has not been dismissed within sixty (60) days;

      (f) Tenant shall become insolvent, or Tenant shall make an assignment for the benefit of creditors, or Tenant shall make a transfer in fraud of creditors, or a receiver or trustee shall be appointed for Tenant or any of its properties;

      (g) Tenant shall desert, abandon or vacate the Leased Premises or any substantial portion thereof unless Tenant shall continue to timely pay all Rent due hereunder and provide Landlord with adequate security for the payment of future Rent through the remainder of the Term; provided, however, notwithstanding continued payment and providing for security, upon any such desertion, abandonment or vacation of the Leased Premises, Tenant's rights under Sections 2.04, 2.05 and 2.06 shall forthwith terminate and be of no further force or effect;

      (h) Tenant shall fail to operate its business in the Leased Premises for more than fifteen (15) days for any reason other than destruction or condemnation of the Leased Premises;

      (i) Tenant shall do or permit to be done anything which creates a lien upon the Leased Premises or the Project unless the same shall be removed or bonded around with thirty (30) days; or

      (j) The death or legal incapacity of Tenant, if Tenant is an individual person, or the termination, dissolution or liquidation of Tenant, if Tenant is a corporation, partnership or other entity.

      (k) The occurrence of a default by the tenant under the Other Lease, following any period for notice and opportunity to cure provided therein.

The term "Tenant" as used in this Section 7.02 shall be deemed to include any guarantor of, or any other person or entity primarily or secondarily liable for, any of the Tenant's obligations under this Lease.

Section VII.3. Landlord's Remedies. Upon the occurrence of any default by Tenant under this Lease, Landlord may, at its sole option, have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, other than any notice expressly provided in this Lease (and without limiting the generality of the foregoing, except as otherwise provided herein, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations due hereunder and waives any and all other notice or demand requirements imposed by applicable law):

      (a) Terminate this Lease, and Landlord may forthwith repossess the Leased Premises and be entitled to recover as damages a sum of money equal to the total of (i) the cost of recovering the Leased Premises, (ii) the cost of removing and storing Tenant's or any other occupant's property, (iii) the unpaid Rent and any other sums accrued hereunder at the date of termination (including interest at the past due rate provided in Section 3.02 of this Lease if in arrears), (iv) a sum equal to the amount, if any, by which the present value of the total Rent and other benefits which would have accrued to Landlord under this Lease for the remainder of the Term, if the terms of this Lease had been fully complied with by Tenant, exceeds the total fair market value of the Leased Premises for the balance of the Term (it being the agreement of the parties hereto that Landlord shall receive the benefit of its bargain), (v) the cost of restoring the Leased Premises to the condition necessary to rent the Leased Premises at the prevailing market rental rate, normal wear and tear excepted, (vi) any increase in insurance premiums caused by the vacancy of the Leased Premises, (vii) the amount of any unamortized improvements to the Leased Premises paid for by Landlord, (viii) the amount of any unamortized brokerage commission paid by Landlord in connection with the leasing of the Leased Premises (ix) the cost of any brokerage fees or commissions payable by Landlord in connection with any reletting or attempted reletting; and (x) any other sum of money or damages owed by Tenant to Landlord. The fair market value of the Leased Premises shall be the prevailing market rental rate for similar space of similar size in a similar building in the city where the Leased Premises is located for a lease term equal to the remaining Term.

      (b) Terminate Tenant's right of occupancy of the Leased Premises and reenter and repossess the Leased Premises by entry, forcible entry or detainer suit or otherwise, without demand or notice of any kind to Tenant and without terminating this Lease, without acceptance of surrender of possession of the Leased Premises, and without becoming liable for damages or guilty of trespass, in which event Landlord may, but shall be under no obligation to relet the Leased Premises or any part thereof for the account of Tenant (nor shall Landlord be under any obligation to relet the Leased Premises before Landlord relets or leases any other portion of the Project or any other property under the ownership or control of Landlord) for a period equal to or lesser or greater than the remainder of the Term of the Lease on whatever terms and conditions Landlord, at Landlord's sole discretion, deems advisable. Tenant shall be liable for and shall pay to Landlord all Rent payable by Tenant under this Lease (plus interest at the past due rate provided in Section 3.02 of this Lease if in arrears) plus an amount equal to (i) the cost of recovering possession of the Leased Premises, (ii) the cost of removing and storing any of Tenant's or any other occupant's property left on the Leased Premises or the Project after reentry, (iii) the cost of decorations, repairs, changes, alterations and additions to the Leased Premises and the Project, (iv) the cost of any attempted reletting or reletting and the collection of the rent accruing from such reletting, (v) the cost of any brokerage fees or commissions payable by Landlord in connection with any reletting or attempted reletting, (vi) any other costs incurred by Landlord in connection with any such reletting or attempted reletting, (vii) the cost of any increase in insurance premiums caused by the termination of possession of the Leased Premises, (viii) the amount of any unamortized improvements to the Leased Premises paid for by Landlord, (ix) the amount of any unamortized brokerage commission paid by Landlord in connection with the leasing of the Leased Premises and (x) any other sum of money or damages owed by Tenant to Landlord, all reduced by any sums received by Landlord through any reletting of the Leased Premises; provided, however, that in no event shall Tenant be entitled to any excess of any sums obtained by reletting over and above Rent provided in this Lease to be paid by Tenant to Landlord.

For the purpose of such reletting Landlord is authorized to decorate or to make any repairs, changes, alterations or additions in or to the Leased Premises that may be necessary. Landlord may file suit to recover any sums falling due under the terms of this Section 7.03(b) from time to time, and no delivery to or recovery by Landlord of any portion due Landlord hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Landlord. No reletting shall be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention is given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default and/or exercise its rights under Section 7.03(a) of this Lease.

      (c) Enter upon the Leased Premises and do whatever Tenant is obligated to do under the terms on this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease plus fifteen percent (15%) of such cost to cover overhead plus interest at the past due rate provided in this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action. No action taken by Landlord under this
Section 7.03(c) shall relieve Tenant from any of its obligations under this Lease or from any consequences or liabilities arising from the failure to perform such obligations.

      (d) Disconnect, discontinue, interrupt or cause the interruption of any utility or service currently being furnished to Tenant including without limitation gas, water, electricity, air conditioning and heating.

      (e) Change all door locks and other security devices of Tenant at the Leased Premises and/or the Project, and Tenant hereby expressly agrees that Landlord shall not be required to affix any notice of any kind to the Leased Premises or provide the new key to the Tenant at any hour, including Tenant's regular business hours, until such time as Tenant has cured any and all defaults hereunder and reimbursed Landlord for all sums due Landlord hereunder. Landlord, on terms and conditions satisfactory to Landlord in its sole discretion, may upon request from Tenant's employees, enter the Leased Premises for the purpose of retrieving therefrom personal property of such employees, provided, Landlord shall have no obligation to do so.

      (f) Exercise any of the following remedies: suit on the contract, suit for anticipatory breach and injunctive relief of all varieties.

      (g) Exercise any or all other remedies available to Landlord in this Lease, at law or in equity.

Section VII.4. No Duty to Relet or Mitigate. Notwithstanding anything contained herein to the contrary, to the full extent permitted under applicable law, Tenant hereby releases Landlord from any and all duty to relet the Leased Premises or otherwise mitigate damages. Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished, because of Landlord's failure to relet the Leased Premises or collect rent due with respect to such reletting. In no event shall Tenant be entitled to any excess rents received by Landlord. In the event, and only in the event, that (despite such waiver) Texas law requires Landlord to attempt to mitigate damages, Landlord shall use reasonable efforts to relet the Leased Premises on such terms and conditions as Landlord in its good faith judgment may determine; provided, however, that Landlord shall not be obligated to relet the Leased Premises before leasing any other unoccupied portions of the Project and any other property under the ownership or control of Landlord.

Section VII.5. Reentry. If Tenant fails to allow Landlord to reenter and repossess the Leased Premises, Landlord shall have full and free license to enter into and upon the Leased Premises with or without process of law for the purpose of repossessing the Leased Premises, expelling or removing Tenant and any others who may be occupying or within the Leased Premises, removing any and all property therefrom and changing all door locks of the Leased Premises. Landlord may take these actions without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, without accepting surrender of possession of the Leased Premises by Tenant, and without incurring any liability for any damage resulting therefrom including without limitation any liability arising under Sections 93.002 and 93.003 of the Texas Property Code, as amended or superseded from time to time, and without relinquishing Landlord's right to Rent or any other right given to Landlord hereunder or by operation of law or in equity.

Section VII.6. Waiver of Certain Rights. Tenant hereby expressly waives any and all rights Tenant may have under Sections 93.002 and 93.003 of the Texas Property Code (as amended or superseded from time to time) including without limitation its right to (a) either recover possession of the Leased Premises or terminate this Lease, and (b) recover from Landlord an amount equal to the sum of its actual damages, one month's rent, and reasonable attorneys' fees, less any delinquent rents or other sums for which Tenant is liable. Tenant


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

hereby waives any and all liens (whether statutory, contractual or constitutional) it may have or acquire as a result of a breach by Landlord under this Lease. Tenant also waives and releases any statutory lien and offset rights it may have against Landlord, including without limitation the rights conferred upon Tenant pursuant to Section 91.004 of the Texas Property Code, as amended or superseded from time to time, or other applicable law.

Section VII.7. NonWaiver. Failure on the part of Landlord to complain of any action or nonaction on the part of Tenant, no matter how long the same may continue, shall not be deemed to be a waiver by Landlord of any of its rights under this Lease. Further, it is covenanted and agreed that no waiver at any time of any of the provisions hereof by Landlord shall be construed as a waiver of any of the other provisions hereof and that a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval by Landlord to or of any action by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar act.

Section VII.8. Holding Over. In the event Tenant remains in possession of the Leased Premises after the expiration or termination of this Lease without the execution of a new lease, then Tenant, at Landlord's option, shall be deemed to be occupying the Leased Premises as a tenant at will at a base rental equal to 150% of the greater of (a) the prevailing market base rental rate of the Leased Premises or (b) the Base Rental, and shall otherwise remain subject to all the conditions and provisions of this Lease insofar as the same are applicable to a tenancy at will, including without limitation the payment of all other Rent. No holding over by Tenant after the expiration or termination of this Lease shall be construed to extend the Term or in any other manner be construed as permission by Landlord to hold over. Tenant shall indemnify Landlord (y) against all claims for damages by any other tenant to whom Landlord may have leased any part of the Leased Premises effective upon the termination or expiration of this Lease, and (z) for all other losses, costs and expenses, including reasonable attorneys' fees, incurred by reason of such holding over.

Section VII.9. Attorneys' Fees and Other Expenses. In the event either party hereto defaults in the faithful performance or observance of any of the terms of this Lease, the party in default shall be liable for and shall pay to the nondefaulting party all expenses incurred by such nondefaulting party in enforcing any of its remedies for any such default, and if the non-defaulting party places the enforcement of all or any part of this Lease in the hands of an attorney, the party in default agrees to pay the nondefaulting party's reasonable attorneys' fees in such connection.

Section 7.10 Abandonment of Personal Property. Any personal property left in the Leased Premises or any personal property of Tenant left about the Project at the expiration or termination of this Lease, the termination of Tenant's right to occupy the Leased Premises or the abandonment, desertion or vacating of the Leased Premises by Tenant, shall be deemed abandoned by Tenant and may, at the option of Landlord, be immediately removed from the Leased Premises or such other space by Landlord and stored by Landlord at the full risk, cost and expense of Tenant. Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. In the event Tenant does not reclaim any such personal property and pay all costs for any storage and moving thereof within thirty (30) days after the expiration or termination of this Lease, the termination of Tenant's right to occupy the Leased Premises or the abandonment, desertion or vacating of the Leased Premises by Tenant, Landlord may dispose of such personal property in any way that it deems proper. If Landlord shall sell any such personal property, it shall be entitled to retain from the proceeds the amount of any Rent or other expenses due Landlord, together with the cost of storage and moving and the expense of the sale. Notwithstanding anything contained herein to the contrary, in addition to the rights provided herein with respect to any such property, Landlord shall have the option of exercising any of its other rights or remedies provided in the Lease or exercising any rights or remedies available to Landlord in the Texas Property Code, as amended from time to time, or otherwise at law or in equity.

ARTICLE VIII. Section VIII.1. Transfers. Tenant shall not, by operation of law or otherwise, (a) assign, transfer, mortgage or otherwise encumber all or any part of this Lease or the Leased Premises, (b) grant any concession or license within the Leased Premises, (c) grant or transfer any management privileges or rights with respect to the Leased Premises, (d) sublet all or any part of the Leased Premises or any right or privilege appurtenant to the Leased Premises except to Pierce Leahy Corp., (e) permit any other party to occupy or use all or any part of the Leased Premises or (f) advertise for any of the foregoing (collectively, a "Transfer"), without the prior written consent of Landlord. If Tenant is other than an individual person, any conveyance, assignment or transfer of more than a twenty-five percent (25%) interest in Tenant or any lesser percentage which, in the opinion of Landlord, results in a change in the effective control of Tenant, in a single transaction or a series of transactions, shall be deemed to constitute a Transfer; provided, however, so long as no default


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

remains uncured beyond any applicable grace or cure period, transfer of an interest in Tenant to one or more partners of Tenant or shareholders of Pierce Leahy Corp. or members of the immediate family of any of them or a trust created for the benefit of any such person or any entity controlled by any such person may be effected without Landlord's consent. If Tenant requests Landlord's consent to any Transfer, then Tenant shall provide Landlord with documentation reasonably requested by Landlord regarding the proposed Transfer. Tenant shall reimburse Landlord for its reasonable attorneys' fees and other expenses incurred in connection with considering any request for its consent to a Transfer. Landlord's consent to a Transfer shall not release Tenant from performing its obligations under this Lease but rather Tenant's transferee shall assume all of Tenant's obligations under this Lease in a writing satisfactory to Landlord and Tenant, and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfer. While the Leased Premises or any part thereof are subject to a Transfer, Landlord may collect directly from such transferee all rents or other sums relating to the Leased Premises becoming due to Tenant or Landlord and apply such rents and other sums against the Rent and any other sums payable hereunder (in the event any such sums received from such transferee exceed the Rent, Landlord shall have the right to retain such excess); provided, so long as Tenant is not in default hereunder, Landlord shall not be entitled to collect any Rent directly from Pierce Leahy Corp. as Subtenant. Tenant authorizes its transferees to make payments of rent and any other sums due and payable, directly to Landlord upon receipt of notice from Landlord to do so. Any attempted Transfer by Tenant in violation of the terms and covenants of this Article VIII shall be void and shall constitute a default by Tenant under this Lease. The rights of Tenant under Sections 2.04,
2.05 and 2.06 shall in no event inure to the benefit of a sublessee (other than Pierce Leahy Corp.) or assignee of Tenant unless specifically agreed and consented to in writing by Landlord in connection with any such sublease or assignment. Any proposed Transfer by Pierce Leahy Corp. shall be subject to the provisions of this Section 8.01.

Section VIII.2. Assignment by Landlord. Landlord shall have the right at any time to sell, transfer or assign, in whole or in part, by operation of law or otherwise, its interests in any part of this Lease or the Project, without the prior consent of Tenant, and such sale, transfer or assignment shall be binding upon Tenant. Tenant shall attorn to such purchaser, transferee or assignee, upon such party's request, and Landlord shall be released from all liability and obligations under this Lease.

Section VIII.3. Limitation of Landlord's Liability. Any provisions of this Lease to the contrary notwithstanding, Tenant hereby agrees that no personal, partnership or corporate liability of any kind or character whatsoever now attaches or at any time hereafter under any condition shall attach to Landlord or any of Landlord's Related Parties or any mortgagee for payment of any amounts payable under this Lease or for the performance of any obligation under this Lease. The exclusive remedies of Tenant for the failure of Landlord to perform any of its obligations under this Lease shall be to proceed against the interest of Landlord in and to the Project. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.

ARTICLE IX. MISCELLANEOUS. Section IX.1. Subordination. This Lease shall be subject and subordinated at all times to all ground leases and all liens of all mortgages and deeds of trust in any amount or amounts whatsoever now or hereafter placed on the Project or Landlord's interest or estate therein or on or against such ground or underlying leases and to all modifications thereof. Tenant shall execute and deliver upon demand any instruments, releases or other documents reasonably requested by any lessor or mortgagee for the purpose of subjecting and subordinating this Lease to such ground leases, mortgages or deeds of trust. As of the date, hereof, neither the Project nor any part of the Leased Premises is encumbered by the lien of any mortgage or deed of trust. Should the Project subsequently become so encumbered, Landlord will exercise reasonable efforts to obtain from the holder of the mortgage or deed of trust, a nondisturbance agreement in form and substance reasonably satisfactory to Tenant. Tenant shall attorn to any party succeeding to Landlord's interest in the Leased Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, only upon such party's request and at such party's sole discretion but not otherwise, and shall execute such agreements confirming such attornment as such party may reasonably request. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any mortgagee or lessor under a lien instrument or lease covering the Leased Premises whose address has been given to Tenant, and affording such mortgagee or lessor a reasonable opportunity to perform Landlord's obligations hereunder. Notwithstanding the generality of the foregoing, any mortgagee or ground lessor may at any time subordinate any such deeds of trust, mortgages, other security instruments or ground leases to this Lease on such terms and conditions as such mortgagee or ground lessor may deem appropriate.

Section IX.2. Estoppel Certificate or Three-Party Agreement. Tenant and Landlord agree within ten (10) days following request by the other to execute, acknowledge and deliver to the requesting party and any other persons specified by such party, a certificate certifying to matters relating to the Leased Premises and the Lease as such party may reasonably request; provided that neither Landlord nor Tenant shall have any obligation to provide such a certificate unless the same has been requested by the other to fulfill an obligation to or satisfy a condition imposed by a third party.

Section IX.3. Notices. Any notice or other communication required or contemplated by this Lease must be in writing, and may, unless otherwise in this Lease expressly provided, be given by depositing the same in the United States Postal Service, post-paid and certified and addressed to the party to be notified, with return receipt requested, or by prepaid telegram or express overnight mail service, when appropriate, addressed to the party to be notified. Notice deposited in the mail in the manner hereinabove described shall be effective from and after three (3) days (exclusive of Saturdays, Sundays and postal holidays) after such deposit. Notice given in any other manner shall be effective only if and when delivered to the party to be notified or at such party's address for purposes of notice as set forth herein. For purposes of notice the addresses of the parties shall, until changed as herein provided, be as provided on the first page of this Lease. However, the parties hereto shall have the right from time to time to change their respective addresses by giving at least fifteen (15) days' written notice to the other party in the manner set forth in this Section 9.03.

Section IX.4. Successors; Gender; Time. Subject to the provisions of this Lease, and except as otherwise provided in this Lease, all covenants and obligations as contained within this Lease shall bind and extend and inure to the benefit of the parties hereto and their heirs, legal representatives, successors and assigns. The pronouns of any gender shall include the other genders, and either the singular or the plural shall include the other. Time is of the essence with respect to this Lease.

Section IX.5. Rights and Remedies Cumulative. The rights and remedies of Landlord under this Lease shall be nonexclusive and each right or remedy shall be in addition to and cumulative of all other rights and remedies available to Landlord under this Lease or at law or in equity. Pursuit of any right or remedy shall not preclude pursuit of any other rights or remedies provided in this Lease or at law or in equity, nor shall pursuit of any right or remedy constitute a forfeiture or waiver of any Rent due to Landlord or of any damages accruing to Landlord by reason of the violation of any of the terms of this Lease.

Section IX.6. Landlord's Representations and Warranties. Landlord hereby represents and warrants as follows:

      (a) Landlord has good and indefeasible title to the Project. Landlord has full partnership right, power and authority to enter into and execute and deliver and perform its duties and obligations under this Lease, which when so executed and delivered, shall be binding upon Landlord and enforceable by Tenant in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

      (b) No written notice from any governmental body or person has been served upon Landlord claiming any violation of any restrictive covenant, law, ordinance, code or regulation or requiring construction, alterations or installation on or in connection with the Leased Premises which has not been complied with or asserting or establishing any liability or claim against Landlord or any predecessor in interest.

      (c) There are no pending, or to Landlord's actual knowledge, contemplated or proposed eminent domain proceedings with respect to the Building or any rights of Landlord therein.

      (d) Landlord has and at the Commencement Date will have good and valid rights of ingress and egress to and from the Building from dedicated public street systems, and the Building is and at the Commencement Date will be connected to, is adequately served by, and has legal use of the public sewer lines, electric, water and other public utilities and there are no septic tanks located on any thereof.

      (e) There are no pending assessments for public improvements against the Premises.

      (f) To the best of Landlord's actual knowledge, during the period of Landlord' ownership of the Project, (i) the Leased Premises have not been used to generate, manufacture, refine, transport, treat, sort, handle, dispose, transfer, produce, process or in any manner deal with hazardous materials (as defined by any federal, state or local environmental law, ordinance, rule or regulation) and (ii) no hazardous materials have been installed or stored on the Leased Premises, in either case in violation of any applicable environmental law. Neither the Landlord, nor, to the best of Landlord's actual knowledge, any tenant, subtenant or occupant of the Leased Premises during the period of Landlord's ownership of the Project has received any written notice or advise from any governmental agency or any tenant, subtenant or occupant with regard to hazardous materials on, from or affecting the Leased Premises. For the purposes of the foregoing representation, hazardous materials shall not include substances in quantities and concentrations which are customarily used in the ordinary course of Landlord's or any other tenant's business so long as such substances are and have been used and disposed of in accordance with all applicable environmental laws.

Section IX.7. Legal Interpretation. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed and enforced in accordance with the laws of the State of Texas and the United States. The determination that one or more provisions of this Lease is invalid, void, illegal or unenforceable shall not affect or invalidate any other provision of this Lease, and this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained in this Lease, and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. All obligations of either party hereunder not fully performed after the expiration or termination of the Term of this Lease shall survive the expiration or termination of the Term of this Lease and shall be fully enforceable in accordance with those provisions pertaining thereto. Article and section titles and captions appearing in this Lease are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this Lease. No custom or practice which may evolve between the parties in the administration of the terms of this Lease shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms of this Lease. Tenant agrees that this Lease supersedes and cancels any and all previous statements, negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant with respect to the subject matter of this Lease or the Leased Premises and that this Lease, including written extrinsic documents referred to herein, is the entire agreement of the parties, and that there are no representations, understandings, stipulations, agreements, warranties or promises (express or implied, oral or written) between Landlord and Tenant with respect to the subject matter of the Lease or the Leased Premises. It is likewise agreed that this Lease may not be altered, amended or extended except by an instrument in writing signed by both Landlord and Tenant. The terms and provisions of this Lease shall not be construed against or in favor of a party hereto merely because such party is "Landlord" or "Tenant" hereunder or because such party or its counsel is the draftsman of this Lease. All references to days in this Lease and any Exhibits or Addendums hereto mean calendar days, not working or business days, unless otherwise stated.

Section IX.8. Tenant's Authority. Tenant warrants and represents unto Landlord that Tenant has full right, power and authority to execute, deliver and perform this Lease and that the person executing this Lease on behalf of Tenant was authorized to do so.

Section IX.9. Leases and Tenants. Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord, in the exercise of its sole business judgment, shall determine to best promote the interest of the Building. Notwithstanding anything in this Lease to the contrary, Tenant does not rely on the fact, and Landlord does not represent, that any specific tenant or number of tenants shall during the Term occupy any space or any particular space in the Building, and Landlord does not represent or warrant that any particular space will be used for any particular purpose during the Term.

Section 9.10. Joint and Several Liability. If there is more than one Tenant, then the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, then the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever.

Section 9.11. Independent Covenants. The obligation of Tenant to pay Rent and other monetary obligations provided to be paid by Tenant under this Lease and the obligation of Tenant to perform Tenant's other covenants and duties under this Lease constitute independent, unconditional obligations of Tenant to be performed at all times provided for under this Lease, save and except only when an abatement thereof or reduction therein is expressly provided for in this Lease and not otherwise. Notwithstanding any of the other terms or provisions of this Lease and notwithstanding any other circumstances whatsoever, it is the intent and agreement of Landlord and Tenant that so long as Tenant has not been wrongfully evicted from the Leased Premises, the doctrine of independent covenants shall apply in all matters relating to this Lease including, without limitation, the obligation of Landlord to perform Landlord's covenants under this Lease, as well as the obligation of Tenant to pay Rent and all other monetary obligations of Tenant and perform Tenant's other covenants, duties and obligations under this Lease.

Section 9.12. Recording. This Lease (and any Exhibits or Addendums hereto) or memoranda hereof shall not be recorded without the prior written consent of Landlord.

Section 9.13. Broker's Fee. Landlord and Tenant represent and warrant to each other that no real estate commissions, finders' fees, or brokers' fees have been or will be incurred in connection with this Lease other than a commission payable by Landlord to Broker in an amount provided by separate agreement between Landlord and Broker. Landlord and Tenant shall indemnify, defend and hold each other harmless from any claim, liability, obligation, cost or expense (including attorneys' fees and expenses) for fees or commissions relating to this Lease asserted against either party by any broker or other person (other than the Broker) claiming by, through or under the indemnifying party or whose claim is based on the indemnifying party's acts.

Section 9.14. Attorney's Fees. Wheresoever Tenant is required to pay counsel fees of Landlord, such fees shall be reasonable in amount.

Section 9.15. Non-Competition. Landlord will not, at any time that the Lease is in force, and for five (5) years following termination thereof for whatever reason, directly or indirectly, in any capacity or for the benefit of any person, including Landlord, communicate with or solicit any person who is or during the Term of the Lease becomes a customer, supplier, employee, salesperson, agent or representative of either the Tenant or Pierce Leahy Corp. in an effort to obtain such person as a customer, supplier, employee, salesperson, agent or representative of any business in competition with either the Tenant or Pierce Leahy Corp.; provided, however, notwithstanding the foregoing, in no event shall Landlord be precluded from leasing space to any person at any time in any place or soliciting any such person to become a tenant so long as the relationship between Landlord and such person is solely that of landlord and tenant. Landlord acknowledges and agrees that the scope and duration of the restrictions contained in this Section 9.15 are reasonable and necessary to protect the rights of Tenant and Pierce Leahy Corp. sought to be protected. Landlord further acknowledges and agrees that any breach by it of the restrictions contained in this Section 9.15 will result in irreparable injury to the Tenant and Pierce Leahy Corp., which is not compensable by monetary damages and that, in such event, either the Tenant or Pierce Leahy Corp. will be entitled (in addition to any other remedies available at law or in equity and without resorting to arbitration) to the issuance of injunctive relief, whether preliminary or permanent by a court of competent jurisdiction enjoining Landlord, or any other person involved therein from continuing such breach, without posting bond or other security in addition to any other remedies they may have. Notwithstanding the foregoing, in the event that the restrictions contained in this Section 9.15 are determined by any court of competent jurisdiction to be unenforceable by reason of its extending over too great a period of time or being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, and to the maximum extent in all other respects as to which it may be enforceable, all as is determined by such court in such action.

      EXCEPT AS OTHERWISE PROVIDED IN THIS LEASE, LANDLORD AND TENANT EXPRESSLY ACKNOWLEDGE AND AGREE, AS A MOVING AND MATERIAL PART OF THE CONSIDERATION FOR LANDLORD'S ENTERING INTO THIS LEASE WITH TENANT, THAT LANDLORD HAS MADE NO WARRANTIES TO TENANT AS TO THE USE OR CONDITION OF THE LEASED PREMISES OR THE PROJECT, EITHER EXPRESS OR IMPLIED, AND LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE LEASED PREMISES OR THE PROJECT ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE OR ANY OTHER WARRANTY (EXPRESS OF IMPLIED) REGARDING THE LEASED PREMISES OR THE PROJECT AND ALSO EXPRESSLY ACKNOWLEDGE AND AGREE THAT TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE LEASED PREMISES OR THE PROJECT OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND THAT TENANT WILL CONTINUE TO PAY THE RENT PROVIDED FOR HEREIN WITHOUT ABATEMENT, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, EXPRESS OR IMPLIED. TENANT EXPRESSLY WAIVES (TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW) ANY CLAIMS UNDER FEDERAL, STATE OR OTHER LAW THAT TENANT MIGHT

OTHERWISE HAVE AGAINST LANDLORD RELATING TO THE USE, CHARACTERISTICS OR CONDITION OF THE LEASED PREMISES OR THE PROJECT. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE NO, AND SHALL NOT BE ANY, IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER KIND ARISING OUT OF THIS LEASE AND THAT ALL EXPRESS OR IMPLIED WARRANTIES IN CONNECTION HEREWITH ARE EXPRESSLY DISCLAIMED AND WAIVED.

      IN TESTIMONY WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

                              LANDLORD:

                              MURRAY INCOME PROPERTIES II, LTD., a Texas limited partnership

                              By: Murray Realty Investors IX, Inc., a Texas corporation
                                   General Partner

                              By:    /s/ Brent Buck
                                     ------------------------------------------
                              Name:  Brent Buck
                              Title: Executive Vice President


                         TENANT:

                         PIERCE LEAHY CORP., a
                         Pennsylvania corporation

                         By:    /s/ Jospeh P. Linaugh
                                -----------------------------------------------
                         Name:  Joseph P. Linaugh
                         Title: Vice President



EXHIBITS:
Exhibit A - Legal Description of Site
Exhibit B - Floor Plans of Leased Premises
Exhibit C - Building Rules and Regulations

                         BUILDING RULES AND REGULATIONS

      1. No additional locks shall be placed on the doors of the Leased Premises by Tenant, nor shall any existing locks be changed unless Landlord is immediately furnished with two keys to such locks. Landlord will without charge furnish Tenant with two keys for each lock existing upon the entrance doors when Tenant assumes possession with the understanding that at the termination of the Lease these keys shall be returned.

      2. Any alterations, additions or improvements to the Leased Premises or other work performed therein shall be done only by contractors approved by Landlord, such approval not to be unreasonably withheld. Tenant may from time to time submit to Landlord for its approval a list of contractors, and thereafter, Tenant, without any further approval from Landlord, may use any of the contractors on the approved list. As a condition to approval, Landlord may require any contractor to provide evidence that it has in full force and effect insurance providing coverages, including without limitation, workmen's compensation, general liability and motor vehicle liability insurance, and in amounts determined by Landlord, in the exercise of its reasonable discretion, to be adequate given the nature of work to be performed. Tenant will be responsible for determining that any such contractor's insurance is in full force and effect at the commencement of and during any work performed in the Leased Premises. This provision shall apply to all work performed in the Building including installations of telephones, telegraph equipment, electrical devices and attachments, and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of building. AT&T, Southwestern Bell and GTE are approved contractors and will not be required to provide evidence of insurance.

      3. Third parties providing services in connection with movement in or out of the Building of furniture, equipment and other bulky items or materials shall be subject to approval by Landlord as provided in Section 2 above, such approval not to be unreasonably withheld. Landlord shall have the right to impose reasonable rules regarding the time, method and routing of movement and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property, and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for Tenant from time of entering property to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for Tenant.

      4. No signs will be allowed in any form on windows inside or out, and no signs except in uniform location and uniform style approved by Landlord will be permitted in or about the Building.

      5. No portion of Tenant's area or any other part of Building shall at anytime be used or occupied as sleeping or lodging quarters.

      6. No birds or animals shall be brought into or kept in or about the Building.

      7. Agents or employees of Landlord shall not receive or carry messages for or to any Tenant or other person, nor contract with or render free or paid services to any Tenant or Tenant's agents, employees, or invitees.

      8. Landlord will not permit entrance to the Leased Premises by use of pass keys controlled by Landlord, to any person at any time without written permission by Tenant except agents, employees, contractors or service personnel engaged by Landlord to perform services pursuant to the Lease.

      9. None of the sidewalks, driveways, entries, passages, doors, elevators, elevator doors, hallways or stairways shall be blocked or obstructed, or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas, or such areas be used at any time except for access or egress by Tenant, Tenant's agents, employees or invitees.


                                   EXHIBIT C
                                       to
                                Lease Agreement

      10. Landlord will not be responsible for lost or stolen personal property, money or jewelry from Tenant's Leased Premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

      11. These Rules and Regulations are in addition to, and shall not be construed to in anyway modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

      12. Landlord reserves the right to make such other and reasonable Rules and Regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.


                                   EXHIBIT C
                                       to
                                Lease Agreement
                                  Page 2 of 2